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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of MRV Communications, Inc. (the "Company") on Form S-3 of our report on Fibronics Ltd. Group dated February 29, 1996, appearing in the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 5, 1997. We note that in 1997 Fibronics Ltd. Group ceased operations and entered into voluntary liquidation.

                                          /s/ Luboshitz, Kasierer & Co.

                                          Luboshitz, Kasierer & Co.
                                          Certified Public Accountants (Isr.)

Haifa, Israel

September 18, 1997